UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

Universal Business Payment Solutions Acquisition Corporation

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Financial Center 150 North Radnor-Chester Road, Suite F-200 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 977-2482

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name of Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 6, 2012, Universal Business Payment Solutions Acquisition Corporation (“UBPS”) entered into an Agreement and Plan of Merger, by and among UBPS, ADC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of UBPS, AD Computer Corporation, a Pennsylvania corporation, (“ADC”), Payroll Tax Filing Services, Inc., a Pennsylvania corporation, Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass and C. Nicholas Anitch as Representative (the “ADC Agreement”), in connection with the acquisition of ADC and certain affiliated entities.

A current report on Form 8-K describing the ADC Agreement was filed by UBPS on July 9, 2012.

On December 24, 2012, UBPS, ADC and Payroll Tax Filing Services, Inc. entered into the Second Amendment to the ADC Agreement (the “ADC Amendment”), pursuant to which the parties amended one of the representations being made by UBPS with respect to its capitalization after the consummation of a business combination. In connection with amending such representation, a closing condition was added giving ADC the right to terminate the ADC Agreement if any material changes to the pro forma capitalization were made that were materially adverse to selling stockholders of ADC in the aggregate. The parties also agreed to specify the treatment of certain indebtedness and to extend the date on which the parties could terminate the ADC Agreement until December 31, 2012.

The foregoing description of the ADC Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the ADC Amendment, a copy of which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 20, 2012, UBPS received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that Nasdaq believes UBPS is not in compliance with Listing Rule 5810(c)(3)(B) (the “Minimum Market Makers Rule”), which requires UBPS to have at least two registered and active market makers.

UBPS has 30 days in which to regain compliance with the Minimum Market Makers Rule. If UBPS does not regain compliance with the Minimum Market Makers Rule within such period, Nasdaq informed UBPS that it would be delisted. UBPS would then have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

The letter did not indicate non-compliance with any other listing requirement.

Item 8.01.	Other Information

As disclosed on December 12, 2012 in a current report on Form 8-K filed by UBPS, the special meeting of UBPS stockholders, which was held on December 11, 2012, was adjourned until 9:00 a.m. Eastern Standard Time on December 27, 2012 at the offices of Dechert LLP 2929 Arch Street, 21st Floor, Philadelphia, PA 19104. Subsequent to such meeting, UBPS intends to enter in the additional arrangements described below. As such arrangements are currently being negotiated, the final terms of such arrangements may differ from what has been presented, although UBPS does not believe any differences will be material.

Convertible Note

UBPS intends to enter into a Secured Convertible Note Agreement (the “Note Agreement”) with interested investors whereby UBPS intends to issue up to $10 million in promissory notes secured by 50% of UBPS’s ownership of JetPay, LLC (“JetPay”). Amounts outstanding under the notes will accrue interest at a rate of 12% per annum. The notes mature on the earlier of December 31, 2014 and consummation of $10 million in debt or equity financing.

The holders of the notes will be entitled to convert all or any amounts outstanding under the notes into common stock of UBPS at a conversion price of $5.15 per share (subject to adjustments). UBPS has agreed to provide the investors with registration rights with respect to such shares whereby the investors would be entitled up to three “demand” registration requests and unlimited “piggy back” registration requests. To the extent a registration for the shares has not been declared effective by June 30, 2013, the conversion price will be reduced by $0.15 per share with additional reductions of $0.05 per share for every 30 days thereafter until a registration has been declared effective. In connection with such notes, certain stockholders of UBPS intend to transfer up to approximately 840,000 shares of UBPS common stock that they acquired prior to UBPS’s initial public offering to certain of such investors. Such shares were previously held in an escrow account established at the time of UBPS’s initial public offering pursuant to Stock Escrow Agreements, each dated as of May 13, 2011, among each such stockholder, UBPS and Continental Stock Transfer & Trust Company. Following the proposed transfers, such shares will no longer be held in escrow. As part of such share issuance, UBPS will grant such investors registration rights which would entitle such investors to up to three “demand” registration requests and unlimited “piggy back” registration requests.

The foregoing descriptions of the Note Agreement and the Secured Convertible Note and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the forms of the Note Agreement and Secured Convertible Note attached hereto as Exhibits 10.1 and 10.2, respectively and incorporated by reference herein.

Assumption Agreement

UBPS intends to enter into an Amendment, Guarantee and Waiver Agreement (the “Assumption Agreement”) with JetPay and Ten Lords Ltd. Pursuant to the Assumption Agreement, UBPS will agree to guarantee JetPay’s obligations with respect to an existing loan agreement between JetPay, Ten Lords, Ltd. and Providence Interactive Capital, LLC (collectively, the “Payees”). JetPay also will agree to compensate the Payees for any negative tax consequences as a result of the note remaining outstanding after December 31 2012. Amounts outstanding under the loan will be convertible at the holders’ option into UBPS common stock at a conversion price of $6.00 per share, unless JetPay is in default under the loan agreement, in which case, amounts outstanding under the loan agreement can be converted at the lower of (i) $6.00 per share and (ii) the average trading price of UBPS common stock for the ten trading days prior to the delivery of notice requesting such conversion. JetPay also will agree to increase the interest rate on amounts outstanding under the loan to 9.5% for the first 180 days after the execution of the Assumption Agreement and 13.5% thereafter.

In exchange, Ten Lords Ltd will agree to consent to the transactions contemplated by the Agreement and Plan of Merger by and among UBPS, JP Merger Sub, LLC, JetPay, WLES, L.P., and Trent Voigt (the “JetPay Agreement”). JetPay will be obligated to pay any amounts still outstanding on the existing loan in excess of $6 million upon closing of the transactions contemplated by the JetPay Agreement. All amounts outstanding under the loan agreement must be repaid within one year.

The foregoing descriptions of the Assumption Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the form of Assumption Agreement attached hereto as Exhibit 10.3 and incorporated by reference herein.

Additional Information and Where to Find It

UBPS filed a definitive proxy statement and other relevant documents concerning the transactions with the Securities and Exchange Commission (“SEC”) on November 13, 2012. The definitive proxy statement has been mailed to stockholders of UBPS. Investors and stockholders of UBPS are urged to read the definitive proxy statement and other relevant documents when they become available because they will contain important information about the transactions. Copies of these documents may be obtained free of charge by making a request to UBPS in writing to UBPS, 150 North Radnor-Chester Road, Suite F-200, Radnor, PA 19087. In addition, documents filed with the SEC by UBPS may be obtained free of charge at the SEC’s website at www.sec.gov or by clicking on “SEC Filings” or on UBPS’s website at www.ubpsac.com.

Information Regarding Participants

UBPS and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from UBPS’s stockholders in respect of the transactions. Information concerning the ownership of UBPS’s securities by UBPS’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5. Information regarding UBPS’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies in connection with the transaction, including their respective interests in the transaction by security holdings or otherwise, will be set forth in the definitive proxy statement concerning the transaction when it is filed with the SEC. Each of these documents is, or will be, available as described above

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Second Amendment to the ADC Agreement, dated as of December 24, 2012, by and among UBPS, ADC and PTFS

10.1	Form of Secured Convertible Note Agreement

10.2	Form of Secured Convertible Note

10.3	Form of Assumption Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2012

UNIVERSAL BUSINESS PAYMENT SOLUTIONS
ACQUISITION CORPORATION

By:	/s/ Bipin C. Shah

Name: Bipin C. Shah
Title: Chairman and Chief Executive Officer